SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 26, 2007

SOMERSET HILLS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

155 Morristown Road
Bernardsville, New Jersey		07924
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (908) 221-0100

Item 8.01.  Other Events.

On October 26, 2007, the Registrant issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.04 payable November 30, 2007 to shareholders of record as of November 15, 2007.  In addition, Registrant also announced that its Board of Directors approved an increase in the Registrant’s previously announced stock repurchase program, increasing total authorized repurchases to 500,000 shares of the Registrant’s outstanding common stock. Under the program, repurchases may be made from time to time in the open market or in privately negotiated transactions at such prices as management of the Registrant deems appropriate.  A copy of the October 26, 2007 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1
Press Release dated October 26, 2007 announcing (i) the declaration of a cash dividend of $0.04 to be paid to shareholders of record as of November 15, 2007 and (ii) an increase to the previously announced common stock repurchase program, increasing total authorized repurchases to a total of 500,000 shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Somerset Hills Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERSET HILLS BANCORP
(Registrant)

Dated: October 29, 2007	By:	/s/ Gerard Riker
GERARD RIKER
Executive Vice President
and Chief Financial Officer

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EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press Release dated October 26, 2007 announcing (i) the declaration of a cash dividend of $0.04 to be paid to shareholders of record as of November 15, 2007 and (ii) an increase to the previously announced common stock repurchase program, increasing total authorized repurchases to a total of 500,000 shares.	5

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